Exhibit 99.1

SCHEDULE I

A separate (a) Participation Agreement and (b) Trust Indenture and Mortgage substantially identical in all material respects to those filed as Exhibits 4.13 and 4.14 has been entered into with respect to each of the 13 Boeing aircraft listed in the attached table, with the following exceptions:

1.	Conforming changes have been made to reflect the appropriate model of each aircraft, the appropriate U.S. registration number of each aircraft and the appropriate manufacturer’s serial number of each aircraft, as more fully set forth in the attached table; and

2.	Conforming changes have been made to reflect the appropriate Pratt and Whitney engines relating to each aircraft.

Trust Identification Number	Aircraft Registration Number	Aircraft Serial Number (MSN)	Boeing Aircraft Model	Engine Model	Engine Serial Numbers
[N672UA]	N672UA	30027	767-322ER	PW4052	P729014 P727950

[N677UA]	N677UA	30029	767-322ER	PW4052	P729033 P729034

[N211UA]	N211UA	30217	777-222	PW4077	P777103 P777104

[N212UA]	N212UA	30218	777-222	PW4077	P777105 P777106

[N213UA]	N213UA	30219	777-222	PW4077	P777107 P777108

[N214UA]	N214UA	30220	777-222	PW4077	P777109 P777110

[N216UA]	N216UA	30549	777-222ER	PW4090	P222128 P222129

[N217UA]	N217UA	30550	777-222ER	PW4090	P222130 P222131

[N228UA]	N228UA	30556	777-222ER	PW4090	P222179 P222176

[N229UA]	N229UA	30557	777-222ER	PW4090	P222180 P222183

[N104UA]	N104UA	26902	747-422	PW4056	P727740 P727741 P727742 P727743

[N107UA]	N107UA	26900	747-422	PW4056	P727792 P727793 P727794 P727795

[N116UA]	N116UA	26908	747-422	PW4056	P727850 P727851 P727852 P727853